Exhibit 10.21
NANOSTRING TECHNOLOGIES, INC.
AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment (the "Amendment") is made by and between Mary Tedd Allen ("Executive") and NanoString Technologies, Inc. (the "Company," and together with Executive, the "Parties") on the dates set forth below.

WHEREAS, the Parties entered into an employment agreement effective June 8, 2009 (the "Employment Agreement");

WHEREAS, the Company and Executive desire to amend certain provisions of the Employment Agreement in order to clarify the timing of the severance payment, as set forth below, in accordance with Section V.I.B.3 of Internal Revenue Service Notice 2010-6, as amended by Internal Revenue Service Notice 2010-80.

NOW, THEREFORE, for good and valuable consideration, Executive and the Company agree that the Employment Agreement is hereby amended as follows.

1.Section 409A. Section 13 of the Employment Agreement is hereby amended to insert the following paragraph immediately following the first paragraph thereof:

"Any severance payments or benefits under this Agreement that would be considered "deferred compensation" under Section 409A will be paid on, or, in the case of installments, will not commence until, the sixtieth (60th) day following Executive's Separation From Service, of, if later, such time is required by the final paragraph of this Section 13. Except as required by the final paragraph of this Section 13, any installment payments that would have been made to Executive during the 60 day period immediately following Executive's Separation From Service but for the preceding sentence will be paid to Executive on the sixtieth (60th) day following Executive's Separation from Service and the remaining payments shall be made as provided in this Agreement."

2.Full Force and Effect. To the extent not expressly amended hereby, the Agreement shall remain in full force and effect.

3.Entire Agreement. This Amendment and the Agreement constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof. This Amendment may be amended at any time only by mutual written agreement of the Parties.

4.Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.

5.Governing Law. This Amendment will be governed by the laws of the State of Washington (with the exception of its conflict of laws provisions).

IN WITNESS WHEREOF, each of the Parties has executed this Amendment, in the case of the Company by its duly authorized officer, on the dates set forth below.

NANOSTRING TECHNOLOGIES, INC.

/s/ Wayne D. Burns

By:	Wayne D. Burns
Sr. VP, Operations & Administration

Date:	December 26, 2012

Mary Tedd Allen

/s/ Mary Tedd Allen

By:	Mary Tedd Allen

Date:	December 28, 2012